UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51541 (Commission File Number)	77-0552594 (I.R.S. Employer Identification No.)

301 Penobscot Drive
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9300

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The following actions were taken at the Annual Meeting of Stockholders of Genomic Health, Inc., held on June 7, 2012:

1.                                      The following Directors were elected to serve until the 2013 Annual Meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes

Randal W. Scott, Ph.D.	24,264,897	62,609	2,634,887

Kimberly J. Popovits	24,067,121	260,385	2,634,887

Julian C. Baker	22,908,291	1,419,215	2,634,887

Fred E. Cohen, M.D., D.Phil.	24,269,060	58,446	2,634,887

Samuel D. Colella	23,960,747	366,759	2,634,887

Ginger L. Graham	24,269,134	58,372	2,634,887

Randall S. Livingston	24,258,359	69,147	2,634,887

Woodrow A. Myers, Jr., M.D.	23,967,030	360,476	2,634,887

2.                                      The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
23,949,663	363,556	14,287	2,634,887

3.                                      The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year was approved.

For	Against	Abstain
26,863,690	76,181	22,522

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2012

GENOMIC HEALTH, INC.

	By:	/s/ Dean L. Schorno
Dean L. Schorno
Chief Financial Officer